UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Vanguard Natural Resources, LLC (the “Company”) held its 2011 Annual Meeting of Unitholders (the “Annual Meeting”) on June 9, 2011.  At the Annual Meeting, the Company’s unitholders were requested to (i) elect five directors to the Company’s Board of Directors to serve until the Company’s 2012 Annual Meeting of Unitholders, (ii) to approve a non-binding advisory vote on executive compensation, (iii) to approve a non-binding advisory vote on the frequency of holding the non-binding advisory vote on executive compensation and (iv) ratify the appointment of BDO USA, LLP as independent auditor of the Company for the fiscal year ending December 31, 2011.  Each of these items is more fully described in the Company’s proxy statement filed on April 28, 2011.

The final results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Directors: The election of each of the five nominees for the Company’s Board of Directors was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Scott W. Smith	8,824,356	2,609,852	15,382,462
W. Richard Anderson	11,263,039	171,169	15,382,462
Loren Singletary	10,020,102	1,414,106	15,382,462
Bruce W. McCullough	10,021,055	1,413,153	15,382,462
John McGoldrick	9,939,545	1,494,663	15,382,462

Proposal No. 2 — To approve a non-binding advisory vote on executive compensation: The compensation of the Company’s executive officers was approved on an advisory basis as follows:

For	Against	Abstain
6,932,155	1,903,542	2,598,511

Proposal No. 3 — To approve a non-binding advisory vote on the frequency of holding the non-binding advisory vote on executive compensation: The holding of an advisory vote on the compensation of the Company’s executive officers every three years was approved on an advisory basis as follows:

1 Year	2 Years	3 Years	Abstain
2,467,399	212,064	6,144,205	2,610,540

Proposal No. 4 — Ratification of the Appointment of BDO USA, LLP: The appointment of BDO USA, LLP was approved as follows:

For	Against	Abstain
26,652,704	104,248	59,718

The Company has determined that it will hold an advisory vote on the compensation of its executive officers every three years, until the next unitholder advisory vote regarding the frequency of the advisory vote with respect to the compensation of the Company’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:                      /s/ Scott W. Smith
Name:                Scott W. Smith
Title:                  President, Chief Executive Officer and Director
June 9, 2011